EXHIBIT 10.6

MODIFICATION AND AMENDMENT AGREEMENT

DATED MAY 31, 2006

MODIFICATION AND AMENDMENT AGREEMENT

This Modification and Amendment Agreement (“Agreement”) dated as of May ____, 2006 is entered into by and among River Capital Group Inc., a Delaware corporation (the “Company”), Longview Fund, L.P., Longview Equity Fund, L.P. and Longview International Equity Fund, L.P. (each a “Subscriber” and collectively “Subscribers”).

WHEREAS, the Company and the Subscribers are parties to a Subscription Agreement (“Subscription Agreement”) dated May 23, 2005 relating to an aggregate investment by Subscribers of $200,000 in principal amount of secured convertible notes (“Notes”) due May 31, 2006 (“Maturity Date”) and Warrants; and

WHEREAS, the Company has requested that the Maturity Date of the Notes be extended to May 31, 2007.

NOW THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscriber hereby agree as follows:

1.          All the capitalized terms employed herein shall have the meanings attributed to them in the Subscription Agreement dated May 23, 2005 and the documents and agreements delivered therewith.

2.           For the benefit of the Subscriber hereto, the Company hereby renews all the representations, warranties, covenants undertakings and indemnifications contained in the Transaction Documents, as if such representations were made by the Company as of this date.

3.          Subscriber agrees that the Maturity Date is hereby extended by the Company until not later than May 31, 2007, subject to acceleration as described in the Transaction Documents.

4.          The Purchase Price (as defined in the Warrants) of the Warrants issued on May 23, 2005 is reduced to $0.35.

5.          The Subscribers do not waive any other rights granted to them pursuant to the Transaction Documents including but not limited to additional applications of Subscribers’ rights under Section 19 of the Subscription Agreement and Section 4.4 of the Warrants.

6.           Except as modified above, all the terms and conditions of the Transaction Documents including any damages or interest which have accrued shall remain in full force and effect and payable.

7.           Each of the undersigned states that he has read the foregoing Agreement and understands and agrees to it.

9.	This Agreement may be executed and delivered by telecopier.

RIVER CAPITAL GROUP, INC.	LONGVIEW FUND, L.P.

the “Company”

By:____/s/ Howard J. Taylor ______________	By: __/s/ Peter Benz ____________________

LONGVIEW EQUITY FUND, INC.	LONGVIEW INTERNATIONAL EQUITY

FUND, L.P.

By:___/s/ S. Michael Rudolph______________	By: ___/s/ S. Michael Rudolph_____________